EXHIBIT 32                                     Section 1350 Certifications

We certify, to the best of our knowledge, based upon a review of the Form 10-Q Quarterly Report for the quarterly period ended March 31, 2021, of T. Rowe Price Group, Inc., that:
(1) The Form 10-Q Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Form 10-Q Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of T. Rowe Price Group, Inc.

April 29, 2021

/s/ William J. Stromberg
Chief Executive Officer and Chairman of the Board of Directors

/s/ Céline S. Dufétel
Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer